UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 16, 2016 (June 15, 2016)

Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 15, 2016, Oxford Industries, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders. At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2019 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Helen Ballard	13,820,278	360,437	13,116	1,362,596
Thomas C. Gallagher	13,864,708	316,215	12,908	1,362,596
Virginia A. Hepner	13,864,571	316,129	13,131	1,362,596
E. Jenner Wood III	13,503,679	677,269	12,883	1,362,596

Proposal 2: The Company’s shareholders approved the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
15,416,277	128,097	12,053	N/A

Proposal 3: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
13,467,257	597,099	129,475	1,362,596

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: June 16, 2016	By	/s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Executive Vice President-Law and Administration, General Counsel and Secretary